                                                                      Exhibit 12
                    UNION TANK CAR COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (Dollars in Thousands)

                                                    For the Year Ended December 31,
                                     Line   ------------------------------------------------
                                    Number    1994      1993      1992      1991      1990
                                    ------  --------  --------  --------  --------  --------
Income Available for
  Fixed Charges:
- --------------------

Income from continuing
  operations                           1    $ 63,378  $ 49,730  $ 48,382  $ 45,024  $ 40,072

Provision for federal income
  taxes and foreign taxes              2      38,435    38,332    30,191    34,068    41,833

Provision for state income
  taxes                                3       1,706     2,420     2,605     2,159     2,788

Fixed charges (line 8)                 4      98,807   101,973   106,895   118,352   116,659
                                            --------  --------  --------  --------  --------

Income available for fixed
  charges                              5    $202,326  $192,455  $188,073  $199,603  $201,352
                                            ========  ========  ========  ========  ========


Fixed Charges:
- --------------

Interest expenses (including
  amortization of debt discount)
  as shown on the consolidated
  statement of income                  6    $ 91,442  $ 96,584  $105,417  $117,263  $115,584

Add interest portion of rent
  expense                              7       7,365     5,389     1,478     1,089     1,075
                                            --------  --------  --------  --------  --------

Total fixed charges                    8    $ 98,807  $101,973  $106,895  $118,352  $116,659
                                            ========  ========  ========  ========  ========

Number of times fixed charges
  were earned (line 5/line 8)                   2.05      1.89      1.76      1.69      1.73
                                                ====      ====      ====      ====      ====

                                     -45-